UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549



                                      FORM 8-K


                                   CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): July 22, 2013

                                 TECHNE CORPORATION
                    (Exact Name of Registrant as Specified in its Charter)

       Minnesota                     0-17272             41-1427402
(State or Other Jurisdiction       (Commission         I.R.S. Employer
of Incorporation)                  File Number)      Identification No.)

                 614 Mckinley Place NE
                   Minneapolis, MN                       55413
       (Address of Principal Executive Offices)       (Zip Code)

     Registrant's telephone number, including area code:  (612) 379-8854

                              Not Applicable
      (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On July 22, 2013, R&D Systems, Inc. ("R&D Systems"), a
Minnesota corporation and wholly-owned subsidiary of Techne Corporation, acquired all of the outstanding stock of Bionostics Holdings Limited ("BHL"), a United Kingdom company from the shareholders of BHL. Through the acquisition of BHL, R&D Systems also acquired BHL's subsidiary Bionostics, Inc., a Massachusetts corporation ("Bionostics").

     R&D Systems acquired the shares of BHL for total consideration of approximately $104 million in cash, of which $13 million will be held in escrow for 18 months to secure indemnity obligations of the shareholders of BHL contained in the Share Purchase Agreement for the acquisition. The purchase price may be adjusted post-closing based on the final level of working capital of Bionostics at closing.

     A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.



Item 9.01 Financial Statements and Exhibits

	99.1	Press Release, dated July 22, 2013.




                                SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




					TECHNE CORPORATION

Date: July 23, 2013		By:	 /s/ Charles R. Kummeth
                                        ------------------------------------
					Charles R. Kummeth
					President and Chief Executive Officer





                               EXHIBIT INDEX


    Exhibit No. Description
    ----------- -----------

	99.1	Press Release, dated July 22, 2013.